UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 25, 2015

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

Effective February 25, 2015, Spirit Realty Capital, Inc. (the “Company”) and Peter M. Mavoides, President and Chief Operating Officer of the Company, have mutually agreed upon the termination of Mr. Mavoides’ employment with the Company. No new compensatory or severance agreements were entered into in connection with Mr. Mavoides’ departure. Mr. Mavoides is entitled to receive severance benefits for termination without Cause as provided for in his Amended and Restated Employment Agreement with the Company dated as of July 17, 2013, which was previously filed with the Securities and Exchange Commission (“SEC”) on Form 8-K dated July 17, 2013, as well as accelerated vesting of certain Restricted Stock and Performance Share awards, consistent with the terms of the applicable grant agreements and the Company’s 2012 Incentive Award Plan.

ITEM 7.01	REGULATION FD DISCLOSURE.

On February 26, 2015, the Company issued a press release announcing Mr. Mavoides’ departure as President and Chief Operating Officer. A copy of the press release is included herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

(d) Exhibits.

99.1	Press release, dated February 26, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: February 26, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated February 26, 2015